UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 5, 2021

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	KRMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Interim CEO Compensatory Arrangements

On February 5, 2021, Repro Med Systems, Inc. (the “Company”) entered into an employment agreement dated as of January 22, 2021 with James M. Beck, the Company’s interim Chief Executive Officer. The following summary of Mr. Beck’s employment agreement does not purport to be complete and is subject to and qualified in its entirety by the terms of the employment agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

●	Mr. Beck’s monthly base compensation will be $40,000, pro-rated for any partial month and with a minimum guaranteed two months.

●	Mr. Beck will receive a bonus based upon amounts payable to the person who first succeeds Mr. Beck as chief executive officer of the Company, which bonus will equal the initial annual base salary payable to such successor, prorated for Mr. Beck’s term of employment and with a minimum guaranteed two months (the “Bonus”). The Bonus will be paid in cash sixty (60) days following Mr. Beck’s termination of employment under the employment agreement. Notwithstanding the above, no Bonus will be paid to Mr. Beck in the event he becomes the chief executive officer of the Company following his tenure under the Employment Agreement, he resigns his employment prior to the appointment of his successor to the position of chief executive officer of the Company, he is terminated by the Company for “Cause” (as defined in the Employment Agreement), or he fails to use his best efforts in assisting in the orderly transition of his successor to the position of chief executive officer of the Company (as determined by the Board).

●	Mr. Beck’s employment with the Company is “at-will” at the discretion of the Board, subject to a 30-day notice of termination (except where termination is by the Company for Cause).

●	Pursuant to the Company’s 2015 Stock Option Plan, as amended, on February 15, 2021, Mr. Beck will receive a 10-year non-qualified option to purchase up to 150,000 shares of the Company’s Common Stock at a per share exercise price equal to the fair market value of the Common Stock on the date of grant. Of these options, 100,000 will be fully vested on the date of grant, and 50,000 will vest on March 22, 2021. In the event Mr. Beck’s employment has not terminated prior to April 22, 2021, he will receive an additional non-qualified option to purchase up to 150,000 shares of the Company’s Common Stock pursuant to all of the terms and conditions of the Company’s 2015 Stock Option Plan, as amended, with an exercise price equal to the fair market value of the Common Stock on that date. Of these options, 50,000 will be fully vested on the date of grant; 50,000 will vest on May 22, 2021, and 50,000 will vest on June 22, 2021. All of the aforementioned options may be exercised for cash or by “cashless” or “net” exercise.

Executive Officer Bonuses

On February 5, 2021, the Company’s Board of Directors (the “Board”) approved 2020 bonuses for the Company’s Chief Financial Officer ($87,500) and Chief Operating Officer ($80,500). Taking into account the unusual nature of events in 2020 that impacted the Company’s performance, including the global pandemic, and with the consent of the CFO and COO, the Board determined to pay these discretionary bonuses in lieu of bonuses calculated pursuant to the previously disclosed 2020 Management Incentive Compensation Plan. Each of these bonuses include a “heroes bonus” to recognize the extraordinary efforts made by the CFO and COO to support the Company during the pandemic.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated as of January 22, 2021 between Repro Med Systems, Inc. and James M. Beck

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO MED SYSTEMS, INC. (Registrant)

Date: February 11, 2021	By:	/s/ Karen Fisher
Karen Fisher Chief Financial Officer